Exhibit 4.1

NEOSTEM YOUR CELLS YOU USE SHARES SPECIMEN NUMBER 0730 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NEOSTEM, INC. (NEW) SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 604650 30 5 THIS CERTIFIES that is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE OF NEOSTEM, INC. transferrable on the books by the Coporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not avlid until contersigned by the Transfer Agent. WITNESS the facsmile seal of the Corporation and the fascsmile signatures of its duly authorized officers.

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tentants by the entireities JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign transfer unto Please print or typewrite name and address including postal zip code of assignee Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated, Signature(s) Guaranteed THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MDEALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in ever particular, without alteration or enlargement, or any change whatever.